Exhibit 99.1

Barnes & Noble Education Successfully Completes Milestone Transactions to Significantly

Strengthen Balance Sheet and Advance Industry Leading Services for Institutions and Students

BNED Receives $95 Million of New Equity Capital Through $50 Million Equity Investment and $45 Million

Fully Backstopped Equity Rights Offering Led by Immersion Corporation

Converts Approximately $34 Million of Second Lien Debt to Equity

Amends and Extends Four-Year Asset Based Loan Facility to Provide Greater Financial and Operational

Flexibility

Company to Effectuate a 1-for-100 Reverse Stock Split

BASKING RIDGE, N.J. – (BUSINESSWIRE) – June 11, 2024 – Barnes & Noble Education, Inc. (NYSE: BNED) (“BNED” or the “Company”), a leading solutions provider for the education industry, today announced that it has successfully closed its milestone equity and refinancing transactions (the “Transactions”) with Immersion Corporation (NASDAQ: IMMR) (“Immersion”) and certain of the Company’s existing stockholders and strategic partners. These transactions will significantly strengthen BNED’s balance sheet with more than $100 million of new equity and provide a strong foundation for future growth and profitability.

Through the Transactions:

•

The Company received gross proceeds of $95 million of new equity capital through a $50 million new equity investment (the “Private Investment”) and a $45 million fully backstopped equity rights offering (the “Rights Offering”); the Transactions infused approximately $80 million of net cash proceeds after transaction costs;

•

The Company’s existing second lien lenders, affiliates of Fanatics, Lids, and VitalSource Technologies (“VitalSource”) (collectively, the “Second Lien Lenders”), converted $34 million of outstanding principal and any accrued and unpaid interest into shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”); and

•

The Company amended and extended its existing asset based loan facility agented by Bank of America, N.A., pursuant to an agreement with its first lien lenders, providing the Company with access to a $325 million revolving loan facility (the “ABL Facility”) maturing in 2028. The amended ABL Facility will meaningfully enhance BNED’s financial flexibility and reduce its annual interest expense.

“We are pleased to announce the closing of the milestone equity investment and bank refinancing transactions,” said Jonathan Shar, Executive Vice President, BNED Retail and President, Barnes and Noble College. “With a significantly improved balance sheet, we are well-positioned to advance our industry leadership while continuing to strategically invest in innovation and improve the experiences and value we bring to our customers and partner institutions.”

“Immersion is excited to lead this investment into Barnes & Noble Education. The Company plays an invaluable role in the higher education sector, and we fully support its mission of driving affordability, access, and achievement for students via our academic partners nationwide,” said Eric Singer, President and Chief Executive Officer of Immersion Corporation. “The new board will be focused on accelerating BNED’s transformation and strengthening its industry leadership, while driving profitable growth and enhancing shareholder value.”

Changes to Board of Directors

Effective at the closing of the Transactions, as approved by BNED stockholders, five new Directors and two existing Directors were appointed to the Company’s Board of Directors:

•	Eric Singer, President, CEO and Chairman of the Board of Immersion Corporation

•	Emily S. Hoffman, Chief Marketing Officer of SmartPak

•	Sean Madnani, Chief Executive Officer of Twist Capital

•	William C. Martin, Chief Strategy Officer of Immersion Corporation

•	Elias Nader, Chief Financial Officer of QuickLogic Corporation

•	Kathryn Eberle Walker, Chief Executive Officer, Presence Learning Inc., Member of BNED Board of Directors since 2022

•	Denise Warren, Founder and Chief Executive Officer of Netlyst, LLC, Member of BNED Board of Directors since 2022

For more information on the newly appointed Board of Directors, including full biographies, please refer to the Company’s definitive proxy statement, dated as of May 15, 2024.

Additionally, effective at the closing of the Transactions, Mario Dell’Aera Jr., David Golden, Michael Huseby, Steven Panagos, Vice Admiral John Ryan, Rory Wallace, and Raphael Wallander resigned from the Company’s Board of Directors.

Reverse Stock Split

The Board of Directors will effectuate a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-100 (the “Reverse Stock Split”), which was previously approved by stockholders at a special meeting held on June 5, 2024. The Reverse Stock Split will become effective at 5:01 p.m. Eastern Time on Tuesday, June 11, 2024 (the “Effective Time”) and the Company’s shares of Common Stock will begin trading on the New York Stock Exchange (“NYSE”) on a reverse split-adjusted basis when the NYSE opens on Wednesday, June 12, 2024. In connection with the Reverse Stock Split, every 100 shares of the Company’s Common Stock issued and outstanding as of the Effective Time will be automatically converted into one share of the Company’s Common Stock. No change will be made to the trading symbol for the Company’s shares of Common Stock, “BNED,” in connection with the Reverse Stock Split. The Reverse Stock Split is part of the Company’s plan to regain compliance with the minimum bid price requirement of $1.00 per share required to maintain continued listing on the NYSE.

The Reverse Stock Split will reduce the number of shares of the Company’s outstanding Common Stock from approximately 2,620.5 million shares (as of the date of this press release, when including issuances pursuant to the Transactions) to approximately 26.2 million shares, subject to adjustment for rounding.

The Reverse Stock Split will affect all issued and outstanding shares of Common Stock. All outstanding options and restricted stock units, and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity compensation plans will also be appropriately adjusted. Following the Reverse Stock Split, the par value of the Common Stock will remain unchanged at $0.01 per share. The Reverse Stock Split will not change the authorized number of shares of Common Stock or preferred stock. No fractional shares will be issued in connection with the reverse split; instead any fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole number of post-split shares of Common Stock.

Additional information regarding the Reverse Stock Split is available in the Company’s definitive proxy statement, dated as of May 15, 2024.

Advisors

Paul Hastings LLP served as legal advisor and Houlihan Lokey, Inc. and Berkeley Research Group, LLC served as financial advisors to BNED. Pillsbury Winthrop Shaw Pittman LLP is serving as legal advisor and BTIG LLC is serving as financial advisor to Immersion Corporation. Choate Hall & Stewart LLP is serving as legal advisor and B. Riley Securities, Inc. is serving as advisor to Bank of America, N.A., as administrative agent under the asset based revolving credit facility.

About Barnes & Noble Education, Inc.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

About Immersion Corporation

Immersion, Inc. (NASDAQ: IMMR) is a Nasdaq-listed company in the Russell 2000 that is primarily engaged in the business of intellectual property licensing. Immersion is well capitalized with over $200 million of cash and investments and no debt as of March 31, 2024.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the use of proceeds and effects of the Transactions on the Company; our preliminary unaudited Fiscal 2024 full-year financial results; the completion, timing and effects of the Reverse Stock Split; the amount of our indebtedness and ability to comply with covenants applicable to current and/or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to continue as a going concern; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable and inclusive access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions; the United States Department of Education has recently proposed regulatory changes that, if adopted as proposed, could impact equitable and inclusive access models across the higher education industry; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiative, may not be fully realized or may take longer than expected; dependency on strategic service provider relationships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC (“Fanatics”) and Fanatics Lids College, Inc. D/B/A “Lids” (“Lids”), and the potential for adverse operational and financial changes to these strategic service provider relationships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by K-12 schools, colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes, including the adoption of artificial intelligence technologies for educational content; risks associated with counterfeit and piracy of digital and print materials; risks associated with the potential loss of control over personal information; risks associated with the potential misappropriation of our intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for BNED products and services, our operations, the operations of our suppliers, service providers, and campus partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in applicable domestic and international laws, rules or regulations, including, without limitation, U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; changes in and enactment of applicable laws, rules or regulations or changes in enforcement practices including, without limitation, with regard to consumer data privacy rights, which may restrict or prohibit our use of consumer personal information for texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I – Item 1A in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023 and in Part II – Item 1A in our Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

BNED – Media and Investors

Hunter Blankenbaker

Vice President – Corporate Communications and Investor Relations

(908) 991-2776

hblankenbaker@bned.com